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                                                                   EXHIBIT 10.22

October 29, 1996

Kats Management, LLC
6200 South 58th
Lincoln, Nebraska  68516

Gentlemen:

This letter sets forth the terms and conditions of the contract (the "Agreement") among Kats Management, LLC (Consultant), and Complete Wellness Centers, Inc., a Delaware corporation (the "Company"), pursuant to which the Consultant will serve as an acquisition and integration consultant to the Company. This letter is a binding agreement among the parties. The terms of the Agreement are as follows:

1.  TERM

The term of this Agreement shall commence on November 1, 1996 and shall continue for five (5) years unless sooner terminated in accordance with Section 4.

2.  CONSULTANT'S RESPONSIBILITIES

         A.  Duties.

                 (i) Affiliation Consultant

                          Consultant agrees to act as an affiliation consultant
                 on behalf of the Company. As such, Consultant will act for the purpose of identifying and bringing to successful contract closure certain chiropractors and their chiropractic clinics willing to establish a new business or professional corporation therein to provide integrated medical and chiropractic services (the "Integrated Medical Center"), in accordance with the Company's business plan as it may change from time to time. The terms of the integration contract with the chiropractic office and chiropractor will be set forth in a separate contract between the Company and the chiropractic clinic/chiropractor in the Integrated Medical Center Management and Security Agreement (the "Integration Contract"). In the performance of it's duties as an affiliation consultant, Consultant shall report to the Senior Director of Operations and Development and shall coordinate its efforts





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                 with the Director of Integration and Acquisition and a
                 consultant to the Company, J.K. Gibson & Associates, Inc. Consultant should have no obligation under this agreement to compensate James K. Gibson or J. K. Gibson & Associates, Inc. In the performance of its duties, Consultant must provide to the Company at a minimum the personal services of Dr. David Kats. Dr. Kats will be responsible for contact with potential integration candidates, distribution of Company materials to such candidates, gathering information from candidates as may be requested by the Company, undertaking such activity as may be required to cause candidate to sign an Integration Contract, and satisfying such obligations as may be reasonably required or directed by the Company for the purpose of advancing the Company's business plan. Notwithstanding anything herein to the contrary, Dr. Kats shall have no authority, express or implied, to bind the Company to any obligation, contract or commitment whatsoever, including, but not limited to, an Integration Contract, unless and until such Integration Contract is expressly adopted, authorized or ratified by the Company.

                 (ii)  Integration Consultant

                          Consultant agrees to act as an integration consultant
                 on behalf of the Company. As such, Consultant will act for the purpose of assisting the Company in the development of its Integrated Medical Centers. As part of the Agreement, the Company's Integrated Medical Centers' professionals and staff during the term of the Integration Contract, shall have the right, at no cost to the Integrated Medical Centers or its professionals and staff unless otherwise indicated and not including travel and housing and other miscellaneous travel expenses, to attend all Consultant's seminars and to receive in a manner similar to Consultant lifetime clients all doctor and staff manuals, access to Top-Flight for the customary price, bi-monthly newsletters, and tapes ("Kats Services"). Such services shall not include personal or phone consulting by Consultant. In the performance of duties as an integration consultant, Consultant shall report to the Senior Director of Operations and Development and must provide to the Company, at a minimum, the personal services of Dr. David Kats.

3. COMPENSATION

In consideration of performance and activities herein, the Company shall pay as follows:

         A. Commissions. For each binding Integration Contract executed by the Company during the engagement as a direct result of Consultant's efforts, a commission in the amount equal to twenty percent (20%) of the Integration Fee (as defined in the Integration Contract and excluding any Enrollment, Operations or Collective Advertising Fees) received by the Company during the initial term of the





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         Integration Contract. If the Integration Contract is terminated after the initial term, Consultant shall receive the same proportional amount of the outstanding receivables due the Company. The initial term of the Integration Contract is defined as either the five (5) year or ten (10) year term. Any commission earned under this section shall be payable to Consultant within thirty (30) days of collection by the Company. The Company maintains a log of clients and contacts which documents the commission eligibility of the Company consultants. Letters of intent and/or contact reports are used to evidence the eligibility. In cases where multiple consultants may have had interface with prospective clients, the Senior Director of Operations and Development shall decide the allocation. It is expressly understood that if a Kats Management client joins the Company, the result is predominantly due to Consultant's effort and Consultant shall be given commission eligibility. Additionally, if a prospective client is not a Kats Management client and has not had Company or another consultant contact in the past six months, Consultant shall be given commission eligibility.

         B.      Fees.
                          (i) For each Integration Contract executed by the Company in which the chiropractor is a lifetime client of Consultant, a fee of three hundred fifty dollars ($350.00) per year, payable to Consultant during the initial term of the Integration Contract. Consultant will continue to provide practice development service to such chiropractor(s).
                          or
                          (ii) For each Integration Contract executed by the Company in which the chiropractor is a regular client of Consultant, a fee of two hundred fifty dollars ($250.00) per month, payable to Consultant during the initial term of the Integration Contract commencing during the first full month after execution of such Integration Contract. Consultant will continue to provide practice development services to such chiropractor(s).

         C. Bonus. A bonus of ten thousand dollars ($10,000) for each of the first five (5) Integration Contracts executed by the Company and five thousand dollars ($5,000) for each of the next twenty-five (25) Integrated Contracts executed by the Company as a direct result of Consultant's efforts. Said bonuses payable to the Consultant, forty five (45) days with respect to the first five (5) Integration Contracts and ninety (90) days with respect to the next twenty-five
         (25) Integration Contracts, after the execution of such Integration Contracts provided the Integration Contract is still in effect.

         D. Stock Options. On November 1, 1996, Consultant shall receive non-qualified options to purchase up to eleven thousand (11,000) shares of the Company's Common Stock (the "Options") at an exercise price of 75% of the initial public offering price, under the Company's 1994 Stock Option Plan which shall be evidenced by a stock option agreement. Sale of the Options may be subject to limitations pursuant to Rule 144 under the Securities Act of 1933. The Options





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         shall vest with respect to 3700 options on November 1, 1997, 3700 options on November 1, 1998, and 3600 options on November 1, 1999 and shall be exercisable for a period of five (5) years from the date of this Agreement. However, in the event this Agreement is terminated, the vested Options shall be exercisable for a period of three (3) months from the date of termination.

         E. Continued Payment. It is expressly understood that the term of this contract is for five years unless otherwise terminated according to Section 4, but that the payment of all monies due under Section 3 shall continue to be paid during the duration of the initial term of the Integration Contract.

         F. Miscellaneous. The Company shall reimburse Consultant for any documented out of pocket expenses incurred in connection with the responsibilities described herein, subject to the requirement of prior written approval of such expense. Also, it is expressly understood that if 50 or more non-Kats Management clients attend(s) regular Kats Management seminars, Consultant shall be entitled to recover its hard costs from the Company.

4.  TERMINATION

This Agreement may be terminated prior to the end of the term:

         A.      by a written agreement among Consultant and Company;

         B. by the Company in the event of the death of David J. Kats or his disability for a period of one hundred and twenty (120) consecutive days or the adjudicated mental incompetence of David J. Kats

         C.      by the Company or Consultant for Cause, where "Cause" shall
                 mean breach of   fiduciary duty or of the provisions of this
                 Agreement, manifest incompetence, plain dereliction or neglect of duty persisted in after warning, or conviction of any future felony or conduct involving moral turpitude by Company or Consultant.

5.  COVENANT NOT TO COMPETE

         A. During the Consulting Term and one (1) year thereafter, the Consultant will not without the prior written permission of the Company in each instance directly or indirectly carry on or participate in a business the same as or similar to or in competition with that conducted or engaged in by the Company or any of its subsidiaries or affiliates.

         B. The term "carry on or participate in a business the same as or similar to that conducted or engaged in by the Company or any of its subsidiaries or affiliates" shall include the Consultant, directly or indirectly, doing any of the following listed





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                 acts, other than carrying on or engaging in activities
                 expressly permitted under this Agreement:

                          (i) carrying on or engaging in any such business as a principal, or solely or jointly with others as a director, officer, agent, employee, consultant or partner, or stockholder or limited partner owning more than five percent (5%) of the stock or equity interests in or securities convertible into more than five percent (5%) of the stock of or equity interests in any corporation, association or limited partnership; or
                          (ii)    as agent or principal carrying on or engaging
                                  in any activities or negotiations with
                                  respect to the acquisition or disposition of any such business; or
                          (iii) lending credit or money for the purpose of establishing or operating any such business; or
                          (iv) giving advice to any other person, firm, association, corporation or other entity engaging in any such business; or
                          (v) lending or allowing his name or reputation to be used in any such business;

         C. In the event of a breach or threatened breach by the Consultant of the provisions of this Section 5, the Company shall be entitled to injunctive relief against the Consultant. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including without limitation the recovery of damages from the Consultant.

         D. During the Consulting Term and for one (1) year thereafter, the Consultant will not without the prior written permission of the Company in each instance will not solicit, or attempt to solicit and employ any employee of the Company or any of its subsidiaries or affiliator, or commit an act the primary purpose of which is to induce employee of the Company or any of its subsidiaries or affiliates to leave such employment or significantly interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, relating to the business activities between the Company or any of its subsidiaries or affiliates and their respective prospects.

         E.      The parties hereto consider the restrictions contained in this
                 Section 5 to be reasonable. If, however, such restrictions are found by any court having jurisdiction to be unreasonable because they are (or any of them is) too broad, then such restrictions shall nevertheless remain effective, but shall be considered amended as to protection of business, time or geographic area in whatever manner is considered reasonable by that court and, as so amended, shall be enforced.

         F. The provisions of this Section 5 shall not include any services of the type provided by Consultant as of the date of execution of this Agreement (which shall exclude any integration services).





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         G.      The provisions of this Section 5 shall not include any
                 services of the type provided by an affiliate of the Consultant, Integrated Physicians Management Company, LLC, with respect to only the nine (9) clinics identified in Exhibit A

         H. The provisions of this Section 5 shall survive the expiration or termination, for any reason, or this Agreement and shall be separately enforceable.

6.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

         A. The Consultant agrees that he will not, during the Consulting Term or thereafter, make use of, divulge or otherwise disclose, directly or indirectly, any trade or business secret (including, without limitation, any customer list, data, records or financial information constituting a trade or business secret) concerning the business or policies of the Company or any of its subsidiaries or affiliates which he may have learned as a result of his employment during the Consulting Term or prior thereto as shareholder, employee, officer and/or director or the Company except to the extent such use or disclosure is necessary to the performance of this Agreement and in furtherance of the Company's best interest. The provisions of this Section 6 shall survive the expiration or termination, for any reason, of this Agreement.

         B.      The Consultant shall not during the Consulting Term or for one
                 (1) year thereafter make use of, divulge or otherwise disclose, directly or indirectly, any confidential information concerning the business or policies of the Company or any of its subsidiaries or affiliates which he may have learned while a shareholder, employee, officer and/or director of the Company.

         C. In the event of a breach or threatened breach by the Consultant of the provisions of this Section 6, the Company shall be entitled to an injunction restraining the Consultant from disclosing, in whole or in part, any such trade or business secret and/or any such confidential information, or from rendering any services to any person, firm, corporation, association, or other entity to whom any such trade or business secret and/or any such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including without limitation the recovery of damages from the Consultant.

         D. The provisions of this Section 6 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable.

7.  INDEPENDENT CONTRACTOR





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Consultant is and shall remain an independent contractor at all times with respect to its performance hereunder, and shall have no right or authority to assume or create any obligation, express or implied, on behalf of the Company without the prior written consent of the Company as the case may be, in each instance. Nothing in this Agreement shall be construed as creating the relationship of employer and employee, master and servant, or principal and agent, nor that of partnership or joint venture.

8.  FEES AND EXPENSES

The Company and Consultant shall pay their own costs incidental to the execution of the Agreement, including attorney's fees, accountants, etc.

9.  DISCRETION TO OFFER, DICTATE TERMS AND SIGN INTEGRATION CONTRACTS

Notwithstanding (i) any provision that may be expressly or implicitly set forth herein, inferred, established by operation of law, or otherwise created, or
(ii) any oral or written statements, omissions, representations or warranties that may be issued, omitted, uttered or signed by representatives of the Company or otherwise, or (iii) any efforts or time which Consultant may undertake or expend in the course of the engagement hereunder, each of the parties hereto expressly recognize and agree that the Company shall have full, final and absolute discretion to decide whether to offer, accept or sign an Integration Contract with acquisition candidates and clusters identified by Consultant. However acceptance of an integrated contract from the Company will not be unreasonably withheld and whether to establish, modify, limit or withdraw any of the terms or conditions of any Integration Contract which it may enter into through Consultant or any other agent or representative during the term of engagement as an acquisition consultant or thereafter.

10.  AMENDMENT

This Agreement may be amended only by the written agreement of the Company and Consultant.

11.  SUCCESSORS AND ASSIGNS

The Company's rights and obligations under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company; and the Company may delegate all or any part of its rights and obligations hereunder to any affiliate or subsidiary of the Company.

The Consultant acknowledges and agrees that this Agreement and its rights and interest hereunder may not be assigned, nor may its obligation and duties hereunder be delegated.

12.  INDEMNIFICATION





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Company agrees to indemnify and hold Consultant (including David J. Kats)
harmless from and against any and all claims, actions, damages and liabilities whatsoever, asserted by any person or entity against Consultant, which claim, action, damage or liability results from or arises out of, the Company's negligent or intentional failure to perform or abide by agreements or obligations created as a result of the performance of the Consultant under the terms of this contract.

Consultant agrees to indemnify and hold harmless the Company (and the Company's Officers and Director) from and against any and all claims, damages and liabilities whatsoever, asserted by any person or entity, resulting by reason of the intentional or unauthorized wrongful conduct of Consultant, David K. Kats, and/or any employee or agent.

13. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.



14.  ENTIRE AGREEMENT

This Agreement supersedes any and all other agreements, either oral or written heretofore made with respect to the subject matter hereof.

15.  SEVERABILITY

Any provision of this Agreement which is found to be unenforceable in any jurisdiction, shall, as to such jurisdiction only, be ineffective to the extent of such unenforceability, without invalidating or otherwise affecting the remaining provisions hereof. If any of the covenants against competition contained in Section 5 are found by a court having jurisdiction to be unreasonable in duration, geographical scope, or character of restriction, the covenant shall not be rendered unenforceable thereby, but rather the duration, geographical scope, or character of restriction of said covenant shall respectively be reduced or modified to render the covenant reasonable and the covenant shall be enforced as modified.

16.  COUNTERPARTS

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

17.  NOTICES





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All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to:

         A. Consultant at the address shown above, or at such other address or addresses as Consultant shall designate to the Company in accordance with this Section, or
         B. Company at the address set forth on the above letterhead, or at such other address as the Company shall designate to Consultant in accordance with this section.

18.  PRONOUNS

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

19.  MISCELLANEOUS

         A. No delay or omission by the Company or Consultant in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or Consultant on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         B. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any of this Agreement.





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If the foregoing accurately sets out our agreement with regard to the above, please indicate your acceptance by executing and returning two copies of this letter to the undersigned.

Very truly yours,



COMPLETE WELLNESS CENTERS, INC.

By:
   -------------------------------
   E. Eugene Sharer
   President and COO


Accepted and agreed to this ___ day of _________________, 1996.


---------------------
David J. Kats, DC
Managing Member
Kats Management, LLC





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